Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 27, 2009, (which report expresses an unqualified opinion and includes explanatory paragraphs relating to going concern uncertainty, and the adoption of a new accounting standard) appearing in the Annual Report on Form 10-K of VIA Pharmaceuticals, Inc. for the year ended December 31, 2008.
/s/ Deloitte & Touche LLP

San Francisco, California
March 30, 2009